Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-B of our reports dated March 29, 2004, April 8, 2003 and April 9, 2002 relating to the financial statements of Landeskreditbank Baden-Wurttemberg - Forderbank, which appear in such Registration Statement.

     Stuttgart, Germany

     March 28, 2005



                                             PwC Deutsche Revision
                                             Aktiengesellschaft
                                             Wirtschaftsprufungsgesellschaft


By:   /s/ Schuldt                            By:  /s/ ppa. Dr. Russ
      ----------------------                      ----------------------------
      Schuldt                                     ppa. Dr. Russ
      Wirtschaftsprufer                           Wirtschaftsprufer
      (German Independent Auditor)                (German Independent Auditor)